SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): January 18, 2000


                           KESTREL ENERGY, INC.
          (Exact Name of Registrant as Specified in its Charter)




       COLORADO                   0-9261                    84-0772451
(State of Incorporation)     (Commission File            (IRS Employer ID
                                 Number)                     Number)


                        999 18th Street, Suite 2490
                          Denver, Colorado  80202
                 (Address of Principal Executive Offices)




                              (303) 295-0344
                      (Registrant's Telephone Number,
                           including Area Code)







ITEM 5.  OTHER EVENTS

     On January 18, 2000, the Board of Directors of Kestrel Energy, Inc. (the "Company") declared a dividend distribution of 10 Warrants for every 100 shares of outstanding common stock, no par value per share (the "Common Stock"), of the Company held of record by the shareholders at the close of business on February 4, 2000 (the "Record Date"). Except as set forth below, each Warrant, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $3.125 per share (the "Exercise Price"), subject to adjustment.

     As soon as practicable after the Record Date, separate certificates evidencing the Warrants (the "Warrants Certificates") will be mailed to holders of record of the Common Stock. Each shareholder will receive 10 Warrant Certificates for every 100 shares of Common Stock held on the Record Date. The Warrant Certificates will only be issued in increments of 10 Warrants based upon a rounding of individual shareholders' record holdings. No Warrants will be issued to shareholders holding less than 100 shares as of the Record Date.

     The Warrants are not exercisable until the Company has filed a registration statement on Form S-3 which has been declared effective by
the Securities and Exchange Commission.   The Form S-3 will register the
subsequent resale of the Warrants and the sale of the shares of Common Stock underlying the Warrants. The Warrants will expire on February 4, 2001, unless earlier redeemed by the Company as described below.

     The Exercise Price payable, and the number of shares of Common Stock issuable, upon exercise of the Warrants are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock,
(ii) upon the grant to holders of the Common Stock of certain Warrants, options or warrants to subscribe for Common Stock at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends and dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. The Company is not required to issue fractional shares but may elect to pay cash in lieu of the same based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time prior to the expiration of the Warrants and after the effectiveness of the Company's registration statement registering the Warrants and the Warrant Shares, the Company may redeem the Warrants in whole, but not in part, at a price of $0.01 per Warrant (the "Redemption Price") after giving thirty (30) days prior written notice of the Company's intent to effect such redemption, provided that the closing bid price per share of the Company's Common Stock has been in excess of $3.75 (subject to adjustment), for the period of at least five consecutive trading days ending on the trading day prior to the date upon which the notice of redemption is given. During the 30 day period immediately following the giving of such notice, the holders of the Warrants shall have the right to exercise the Warrants so held by them. On the date the redemption of the Warrants is effective as provided in the notice, the right to exercise the Warrants will terminate and the only right of the holders of Warrants will be to receive the Redemption Price.

     Until a Warrant is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Warrants is not expected by the Company to be taxable to shareholders or the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Warrants become exercisable for Common Stock (or other consideration) of the Company or in the event of the redemption of the Warrants as set forth above.

     Any of the provisions of the Warrant Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Warrants, or to shorten or lengthen the time period under the Warrant Agreement.

     On January 18, 2000, the Company announced the Warrant Dividend in a press release, a copy of which is attached hereto as Attachment A.


Date:  January 21, 2000            KESTREL ENERGY, INC.


                                   By:/s/Timothy L. Hoops
                                      Timothy L. Hoops, President



                               ATTACHMENT A

KESTREL
ENERGY

999 18TH STREET, SUITE 2490  DENVER, COLORADO  80202  T 303-295-0344
                                F 303-295-1862 WWW.KESTRELENERGY.COM


FOR IMMEDIATE RELEASE:                                              NEWS
---------------------
JANUARY 18, 2000                                  NASDAQ SMALLCAP - KEST

                 KESTREL ENERGY TO ISSUE WARRANT DIVIDEND

DENVER, Colorado - Kestrel Energy, Inc. (Nasdaq SmallCap-KEST), an oil and gas exploration and production company, today announced its Board of Directors has approved the declaration of a warrant dividend, which will be issued to holders of the Company's common stock on the record date of February 4, 2000. Kestrel shareholders will be issued 10 warrants for every 100 shares of Kestrel common stock owned.

Each  warrant  will entitle the holder to purchase one  share  of  Kestrel common  stock  at  an exercise price of $3.125. The warrants  may  not  be exercised by the holder unless the Company has filed a registration statement that has been declared effective by the Securities and Exchange Commission, which registers the common stock issuable upon exercise of the warrants, and continues to be effective at the date of exercise. The warrants expire on February 4, 2001.

Under certain circumstances, the Company may redeem the warrants for $0.01 at any time prior to the expiration date, provided that a registration statement covering the warrant shares is in effect. The warrant distribution is not taxable to shareholders. As soon as practicable after the record date, a warrant certificate will be mailed to each shareholder of record who owns 100 or more shares of the Company's common stock on the record date. Warrant certificates will only be issued in increments of 10 warrants based upon a rounding of individual shareholders' record holdings. No warrants will be issued to shareholders holding less than 100 shares as of the record date.

"This warrant dividend will give our shareholders the opportunity to increase their ownership participation in the Company as we continue to pursue our promising gas project in Wyoming's Green River Basin," said Timothy L. Hoops, president. "During the past few months, we have drilled two successful test wells that had excellent pay development and gas shows. Both wells are awaiting production testing subject to permitting and installation of a flowline."

Headuartered in Denver, Kestrel has producing properties in California, Louisiana, New Mexico, Oklahoma, Texas and Wyoming. In recent press releases, the Company has announced encouraging results from wells in Wyoming.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward-looking information. A description of the risks and uncertainties which are generally attendant to Kestrel Energy and its industry and other factors which could affect the company's financial results are included in the company's report to the Securities and Exchange Commission on Form 10-K.

                                    ###

                                 CONTACTS:
                                 --------

Kestrel Energy, Inc., Tim Hoops, President, (303) 295-0344, http://www.kestrelenergy.com

Pfeiffer Public Relations, Inc., Geoff High, (303) 393-7044, E-mail: geoff@pfeifferpr.com